SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2011

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 18, 2011, PDI, Inc. (the “Company”) entered into indemnification agreements with each of its directors and executive officers.

In general, each of the indemnification agreements provides, to the fullest extent permitted or provided by the Company’s Certificate of Incorporation or by Delaware law, indemnification against expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement relating to, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the indemnitee in his or her capacity as a director, officer or employee of the Company or (ii) indemnitee’s status as a current or former director, officer or employee of the Company.  In addition, the indemnification agreement provides that the Company will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.

The description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of the indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The form of indemnification agreement is substantially the same for each director and officer.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

10.1	Form of Indemnification Agreement.

* * * * * * *

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Jeffrey Smith
Jeffrey Smith
Chief Financial Officer
Date: April 20, 2011

EXHIBIT 10.1